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                                                                  EXHIBIT 10.116



                  AGREEMENT FOR MONITORING AND BACKUP SERVICING

         THIS AGREEMENT FOR MONITORING AND BACKUP SERVICING, dated as of September 1, 1999 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof, this "Agreement"), among National Auto Finance Company, Inc. ("NAFI" or the "Servicer," formerly National Auto Finance Company L.P.), CSC Logic/MSA LLP d/b/a Loan Servicing Enterprise, a Texas limited liability partnership ("LSE", or the "Backup Servicer"), and FINANCIAL SECURITY ASSURANCE INC., a monoline insurance company incorporated under the laws of the State of New York, as certificate insurer or insurer, as applicable ("Insurer" or "FSA").


                               W I T N E S S E T H

         WHEREAS, the parties enter into this Agreement with respect to and in connection with the Sale and Servicing Agreement, dated as of September 1, 1999, among National Financial Auto Funding Trust, NAFI, Harris Trust and Savings Bank, as Trust Collateral Agent and Backup Servicer ("Harris") and the National Auto Finance 1999-1 Trust (the "Trust"), (such agreement, as may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof, the "Sale and Servicing Agreement"); and

         WHEREAS, Harris serves as backup servicer under the Sale and Servicing Agreement (in such capacity, the "S&SA Backup Servicer"); and

         WHEREAS, the parties to this Agreement desire to appoint LSE as backup servicer with respect to the Trust; and

         WHEREAS, LSE desires to be appointed as backup servicer in accordance with the terms hereof; and

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01 Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings assigned to them as set forth in the Sale and Servicing


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Agreement. Wherever used in this Agreement, the following words and phrases shall have the following meanings:

         "Backup Servicer" or "LSE" means CSC Logic/MSA LLP d/b/a Loan Servicing Enterprise, a Texas registered limited liability partnership, in its capacity as backup servicer hereunder.

         "Collection Records" means all manually prepared or computer generated records related to collection efforts or payment histories with respect to the Receivables.

         "Controlling Class" means holders of not less than 51% of the outstanding balance of the Class A Notes, or if the Class A Notes are not outstanding, holders of not less than 51% of the outstanding balance of the Class B Notes.

         "Controlling Party" means (x) the Insurer, so long as (i) the Class A Notes shall be outstanding or amounts owing to the Insurer have not been paid to it and (ii) no Insurer Default shall have occurred and be continuing, and (y) the Controlling Class, in the event (i) the Class A Notes shall no longer be outstanding, all amounts owing to the Insurer have been paid to it and the term of the Class A Note Policy shall have expired or (ii) an Insurer Default shall have occurred and be continuing.

         "Distribution Date" means with respect to each Due Period, the twenty first day of the following calendar month, or if such day is not a Business Day, the immediately following Business Day.

         "Draw Date" means with respect to any Distribution Date, the fourth Business Day immediately preceding such Distribution Date.

         "Due Period" means with respect to any Distribution Date, the period from and including the first day of the calendar month preceding the month in which such Distribution Date occurs to and including the last day of the calendar month preceding the month of such Distribution Date.

         "Independent Accountants" means a firm of nationally recognized independent certified public accountants.

         "Insurer" means Financial Security Assurance Inc., a monoline insurance company incorporated under the laws of the State of New York, or any successor or assign thereto.

         "Insurer Default" means an Insurer Default (as defined in the Sale and Servicing Agreement).

         "Monthly Records" means all records and data maintained by the Servicer with respect to the Receivables, including the following with respect to each
Receivable: the account number; the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; the name, address and telephone number


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of the co-borrower, if any; original Principal Balance; original term; Annual
Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; a field identifying each contract as either a simple interest or Rule-of-78's contract; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; collateral description, including vehicle identification, make, model and year; days currently delinquent; number of contract extensions to date; amount of Scheduled Payment (as defined in the Sale and Servicing Agreement); current Insurance Policy (as defined in the Sale and Servicing Agreement); expiration date; and past due late charges.

         "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Policy" means the Note Policy (as defined in the Sale and Servicing Agreement).

         "Principal Balance" means Principal Balance (as defined in the Sale and Servicing Agreement).

         "Receivable" means a Receivable (as defined in the Sale and Servicing Agreement).

         "S&SA Backup Servicer" means Harris Trust and Savings Bank in its capacity as the backup servicer under the Sale and Servicing Agreement.

         "Servicer" means National Auto Finance Company, Inc., a Delaware corporation with its corporate headquarters in Jacksonville, Florida.

         "Servicer Termination Event" means a Servicer Termination Event (as defined in the Sale and Servicing Agreement).

         "Servicer's Certificate" means the monthly certificate or report delivered by the Servicer with respect to the Receivables on or prior to each Reporting Date substantially in the form attached as Exhibit B to the Sale and Servicing Agreement.

         "Servicing Transfer Date" means the agreed upon date on which the Backup Servicer assumes all rights, responsibilities, and duties of the Servicer.

         "Servicing Transfer Notification" shall have the meaning set forth in
Section 3.01 of this Agreement.

         "Spread Account Amount" means those amounts on deposit in the Spread Account established in accordance with the Sale and Servicing Agreement.

         "Transaction Documents" shall have the meaning assigned to it in the Sale and Servicing Agreement.


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         "Trust" shall have the meaning set forth in the Sale and Servicing
Agreement.

         "Trustee" or "Trust Collateral Agent" means Harris Trust and Savings Bank in its capacity as Trustee or Trust Collateral Agent, as applicable, under the Sale and Servicing Agreement.

                                   ARTICLE II

                             OVERSIGHT OF SERVICING

         Section 2.01 Requirements of Servicer and Backup Servicer; Monthly
Tape.

                  (a) On or before the fourth Business Day, but in no event later than the fifth calendar day, of each month, commencing in October 1999, the Servicer will deliver to each of the Trustee, the Insurer (upon request), such Noteholders holding 5% or more of the Note Balance of any Class of Notes (upon written request) and the Backup Servicer a computer tape or a diskette (or any other electronic transmission acceptable to each of the Trustee, the Insurer (if requested by the Insurer) and the Backup Servicer) in a format acceptable to each of the Trustee, the Backup Servicer and the Insurer (if requested by the Insurer) containing the information with respect to the Receivables as of the preceding Determination Date (the "Monthly File") necessary for preparation of the Servicer's Certificate relating to the immediately succeeding Reporting Date and necessary to determine the application of the collections as provided in the Sale and Servicing Agreement. The Backup Servicer shall use the information contained in the Monthly File to verify the Servicer's Certificate delivered by the Servicer pursuant to the Sale and Servicing Agreement, and commencing in October 1999, the Backup Servicer shall notify the Servicer of any discrepancies within three Business Days of receipt by the Backup Servicer of such Servicer's Certificate. In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile any material discrepancies prior to the related Distribution Date; provided, however, that in the absence of a reconciliation prior to the related Draw Date, the Backup Servicer shall certify to the Controlling Party and the Trustee on such Draw Date that such discrepancies remain unreconciled. In the absence of a reconciliation prior to the related Distribution Date, the applicable Servicer's Certificate shall control for the purpose of calculations and distributions with respect to such related Distribution Date. In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer's Certificate by the related Distribution Date, the Servicer shall cause the Independent Accountants, at the Servicer's expense, to audit such Servicer's Certificate and, prior to the Distribution Date for the month following the month in which such Servicer's Certificate was delivered, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate next succeeding the Servicer's Certificate with respect to which such discrepancies were noted. In addition, upon the occurrence of a Servicer Termination Event the Servicer shall, if so requested by the Controlling Party or the Backup Servicer, deliver to the Controlling Party (if requested by the Controlling Party) and Backup Servicer
(i) within three Business Days of demand


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therefore a computer tape or a diskette (or any other electronic transmission acceptable to the Controlling Party (if requested by the Controlling Party) and the Backup Servicer) in a format acceptable to the Controlling Party (if requested by the Controlling Party) and the Backup Servicer containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables and
(ii) within five (5) calendar days true and correct copies of all other Collection Records and Monthly Records. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer. With respect to
Section 4.15 of the Sale and Servicing Agreement, this section shall apply in substitution and replacement of such sections for purposes of such Sale and Servicing Agreement.

                  (b) The Servicer's performance of its obligations under this Agreement shall in no way relieve the Servicer of its obligations under the Servicing Agreements.

                  (c) The Backup Servicer's performance of its obligations under this Agreement shall in no way relieve the Servicer of its obligations under the Sale and Servicing Agreement or relieve the S&SA Backup Servicer of its obligations under the Sale and Servicing Agreement.

                  (d) The Backup Servicer shall consult fully with the Servicer as may be necessary from time to time to perform or carry out the Backup Servicer's obligations hereunder and Servicer shall cooperate with the Backup Servicer in such consultation. The Servicer shall execute, deliver and/or provide to the Backup Servicer from time to time as requested by the Backup Servicer or Controlling Party such documents, tapes or materials as shall be reasonably necessary or desirable for the Backup Servicer to perform its duties hereunder and to complete any servicing transaction or transfer contemplated hereby.

         Section 2.02 Duties of the Backup Servicer. In addition to, and not in limitation of, the duties otherwise required by this Agreement, the Backup Servicer agrees to perform the duties specified in Exhibit A hereto.

         Section 2.03 Authority of the Backup Servicer. In performing its duties hereunder, the Backup Servicer shall have full power and authority to do or cause to be done any and all things in connection with such backup servicing and administration which it may deem necessary or desirable in the best interest of the Trustee, Insurer and the Servicer, to the extent that such interest does not conflict with the interest of the Trustee or the Insurer. In the event that Backup Servicer, in its sole discretion, determines that there is a conflict of interest between the Trustee, the Insurer and the Servicer, the Backup Servicer shall defer to the interests of the Trustee and the Insurer.


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         Section 2.04 Pre-Transfer Standard of Care. In performing its duties and obligations hereunder pursuant to this Agreement prior to a transfer of servicing, the Backup Servicer will comply with all applicable state and federal laws and will exercise that degree of skill and care consistent with the degree of skill and care that the Backup Servicer exercises in its capacity as backup servicer in similar transactions and, if more exacting, with prudent industry standards for backup servicers performing only the functions set forth herein, and will apply in performing such duties and obligations, those standards, policies and procedures consistent with the standards, policies and procedures the Backup Servicer applies in its capacity as backup servicer in similar transactions and the standards, policies and procedures giving due consideration and, if more exacting, to the prudent industry standards for backup servicers performing only the functions set forth herein. In performing its duties and obligations hereunder, the Backup Servicer shall maintain all state and federal licenses, permits, qualifications and franchises necessary for it to perform its servicing responsibilities hereunder, and shall not impair the rights of Trustee or the Trust in the Receivables.

         Section 2.05 Reliance; Duty to Examine Liability. (a) In the absence of bad faith, gross negligence or willful misconduct on its part, the Backup Servicer may conclusively rely on the written advice of counsel (and shall be fully protected in such reliance) respecting any matters arising under this Agreement or any other Transaction Documents and, as to the truth of the statements in any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement or the Sale and Servicing Agreement or any other Transaction Documents and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Backup Servicer and conforming to the requirements of this Agreement (other than the Servicer's Certificate, the Backup Servicer's obligations with respect to which are set forth in Section 2.01 hereof); but in the case of any such certificates or opinions, which by any provision hereof are specifically required to be furnished to the Backup Servicer, the Backup Servicer shall be under a duty to examine the same and to determine whether or not they conform to the requirements hereof.

                  (b) The Backup Servicer in its capacity as such shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or under the Sale and Servicing Agreement, or in the exercise of any of its rights or powers in its capacity as the Backup Servicer, if the repayment of such funds or adequate written indemnity against such risk or liability is not reasonably assured to it in writing prior to the expenditure or risk of such funds or incurrence of financial liability. Notwithstanding anything in this Agreement to the contrary, the Backup Servicer in its capacity as such shall not be liable for any obligation of the Servicer contained in this Agreement or the Sale and Servicing Agreement and the Insurer shall look only to the Servicer to perform such obligations. The Backup Servicer in its capacity as such shall perform such duties and only such duties as are specifically set forth in this Agreement and shall not be bound by the terms of the Sale and Servicing Agreement or any other Transaction Documents.


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                  (c) The Backup Servicer in its capacity as such shall not be under any obligations to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and that in its reasonable opinion may involve it in any expense or liability; provided, however, that the Backup Servicer in its capacity as such may, but shall not be obligated to, take any such action that is reasonable and that may be necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. If any such proposed action is commenced, the legal expenses and costs of such action and any liabilities resulting therefrom shall be expenses, costs and liabilities of the Servicer, and the Backup Servicer shall be entitled to be reimbursed therefor by the Servicer.

                  (d) Neither the Backup Servicer in its capacity as such nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Agreement or in connection therewith except to the extent caused by the Backup Servicer's gross negligence, bad faith or willful misconduct. Each party hereto (for itself and any person or entity claiming through it) hereby releases, waives, discharges, exculpates and covenants not to sue the Backup Servicer in its capacity as such for any action taken or omitted under this Agreement except to the extent caused by the Backup Servicer's gross negligence, bad faith or willful misconduct.

                  (e) The Backup Servicer in its capacity as such will not be responsible for delays attributable to the Servicer's failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the Backup Servicer. The Backup Servicer in its capacity as such shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the Servicer or the Controlling Party, or for any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party or (ii) which is due to or results from the invalidity or unenforceability of any Receivable or noncompliance of the underlying contract with applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Receivable.

         Section 2.06 Backup Servicing Fee.

                  (a) The Backup Servicer shall be paid a one-time acceptance fee of $1,000 payable by Servicer on the date hereof.

                  (b) For initial General Setup, as set forth in Exhibit A, Backup Servicer shall be owed a one-time fee of 6,500, payable by Servicer on the date hereof.

                  (c) Legal fees of the Backup Servicer associated solely with the drafting and negotiating of this Agreement will be charged and paid by Servicer at the actual cost to the Backup Servicer, a maximum of which shall be $5,000.

                  (d) The Servicer shall be charged and shall pay to the Backup Servicer a monthly fee at a rate of $1,000 per month for the Trust pursuant to the Sale and Servicing


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Agreement for the services provided by the Backup Servicer under Section 2.01 above and Exhibit A. Any monthly fee assessed pursuant to this subsection (e) includes a total of fifteen (15) hours of technical support, per Trust, of Backup Servicer's personnel time. For Backup Servicer personnel time in excess of such fifteen (15) hours, the Backup Servicer will be entitled to charge the Servicer its then prevailing hourly rate; provided, however, that the Backup Servicer will notify the Servicer when the Backup Servicer has performed ten
(10) hours of such work. The Backup Servicing Fee shall be payable monthly by the 21st day following the Due Period for which the charges relate. In the event payment is not received within 30 days of the Distribution Date, an interest charge of 1.5% per month on any outstanding balance will incur.

                  (e) In the event of a Servicing Transfer Notification in
Section 3.01 (as hereinafter defined), from and after the date the Backup Servicer assumes the servicing duties pursuant to the terms of Section 3.01, the backup servicing fee will no longer accrue or be owed by Servicer to LSE; provided, however, that all fees owed to Backup Servicer have been paid current.

                                  ARTICLE III

                              TRANSFER OF SERVICING

         SECTION 3.01 Backup Servicer Assumption of Servicer Duties.

                  (a) Upon the occurrence of a Servicer Termination Event and at the written request of the Controlling Party and with the reasonable cooperation of the Servicer, the Backup Servicer will convert the existing Receivables to the Backup Servicer's systems and commence servicing of the Receivables. The Controlling Party and the Backup Servicer shall mutually agree upon a date (the "Servicing Transfer Date") on which the Servicer will cease all servicing activities and on which the Backup Servicer shall assume all servicing duties and shall provide the Trustee with written notification of such Servicing Transfer Date; provided that, the Backup Servicer shall be required to agree to a date proposed by the Controlling Party which is within 45 calendar days of the date of receipt of a Servicing Transfer Notice (the "Maximum Transfer Date"). It is intended that no later than the Servicing Transfer Date, the Controlling Party and LSE (along with such other parties as are necessary to effectuate such agreement) shall enter into a mutually satisfactory servicing agreement under which LSE will service the existing Receivables; provided however, that if by the Maximum Transfer Date such parties shall not have entered into such an agreement, then from the Maximum Transfer Date until such date as such an agreement is entered into, the Backup Servicer shall service the Receivables substantially in accordance with the terms and conditions with respect to LSE as successor servicer and to those methods described in the Assumption Agreement, dated as of March 1, 1999, by and among LSE, OHA Auto Receivables, Inc. ("OHA") and Norwest Bank, National Association ("Norwest"), relating to the Pooling and Servicing Agreement dated as of May 26, 1998 by and among OHA, OHA Financial, Inc. and Norwest.


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                  (b) The Servicer agrees to cooperate fully and promptly in providing the Backup Servicer with such information as is necessary for the Backup Servicer to assume the servicing duties pursuant to this Section 3.01 and will provide reasonable access to the Servicer's premises as requested by the Backup Servicer or the Controlling Party in connection with such conversion. LSE will promptly notify the Controlling Party and the Trustee of any failure of the Servicer to cooperate and LSE shall not be liable to any party for a failure to complete its timely assumption of servicing duties if such failure is the result of such failure of the Servicer to cooperate.

         SECTION 3.02 Indemnity to Backup Servicer. The Backup Servicer will be indemnified from and against all claims, damages, losses or expenses reasonably incurred by the Backup Servicer (including reasonable attorneys' fees and expenses), arising out of claims asserted against the Backup Servicer by third parties arising out of or based upon any matter related to or arising out of this Agreement to the extent the act or omission giving rise to the claim occurs before the Servicing Transfer Date, except for any claims, damages, losses or expenses arising from the Backup Servicer's own gross negligence, bad faith or willful misconduct. All amounts due to the Backup Servicer as indemnification pursuant to this Section 3.02 shall be payable (i) first, by the Servicer; and
(ii) second, from the Spread Account Amounts.

         SECTION 3.03 Indemnity by Backup Servicer. The Backup Servicer will indemnify the Servicer, the Trustee and the Insurer from and against all claims, damages, losses or expenses reasonably incurred by the Servicer, the Trustee or the Insurer (including reasonable attorneys' fees), arising out of claims asserted against the Servicer, the Trustee or the Insurer by third parties arising out of or based upon the Backup Servicer's negligence or wrongful acts only to the extent the act or omission giving rise to the claim occurs before the Servicing Transfer Date, except for any claims, damages, losses or expenses arising from the Servicer's or the Trustee's own negligence or the Insurer's own gross negligence, bad faith or willful misconduct.

         SECTION 3.04 Conversion and Post-Conversion Fees. The Backup Servicer shall be paid on the Servicing Transfer Date a portfolio conversion fee of an amount per then outstanding active loan to be mutually agreed upon by the Controlling Party and the Backup Servicer at the time of such conversion. After the Servicing Transfer Date and pursuant to any mutually satisfactory servicing agreement executed pursuant to Section 3.01, LSE shall be paid a monthly ongoing servicing fee as more fully set forth in such servicing agreement.

         SECTION 3.05 Limitation of Liability. In conjunction with the conversion, upon the occurrence of a Servicing Termination Event, LSE is authorized to accept and rely (except to the extent that management personnel of the Backup Servicer have actual knowledge of the inaccuracy thereof) on all the accounting, records and work of the


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Servicer, and LSE shall have no duty, responsibility, obligation, or liability
(collectively, "Liability") for the acts or omissions of Servicer.

         SECTION 3.06 Continued Errors. Except as provided in this Agreement, LSE may accept and reasonably rely on all accounting, records and work of the Servicer without audit, and LSE shall have no Liability for the acts or omissions of the Servicer. If any error, inaccuracy or omission (collectively, "Errors") exists in any information received from the Servicer, and such Errors should cause or materially contribute to LSE making or continuing any Errors (collectively, "Continued Errors"), LSE shall have no Liability for such Continued Errors; provided, however, that this provision shall not protect LSE against any Liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in discovering or correcting any Error or in the performance of its or their duties hereunder or under this Agreement. In the event LSE becomes aware of Errors or Continued Errors, LSE shall, with the prior consent of the Controlling Party, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and prevent future Continued Errors. LSE shall be entitled to recover its costs thereby expended from the Servicer.

         SECTION 3.07 Cooperation of the Trustee, the Insurer and the Servicer. In the event of a servicing transfer pursuant to a Servicing Transfer Notification, the Servicer agrees to assist LSE in a reasonable manner with the transfer of servicing, and the Insurer agrees to use its reasonable best efforts to obtain the Servicer's assistance and cooperation to the extent possible and consistent with the Controlling Party's other agreements with the Servicer. Except as may be otherwise provided, it is expressly agreed and understood that LSE is not responsible for any vendor payments owed by the Servicer which LSE reasonably believes beneficial to the completion of the systems conversion and portfolio transfer, except that LSE shall inform the Controlling Party of any such vendor payments. In the event LSE incurs any expenses for vendor payments in connection with the systems conversion and portfolio transfer, such expenses shall constitute servicing transition expenses.

                                   ARTICLE IV

                                   TERMINATION

         SECTION 4.01 Merger or Consolidation or Similar Action by Backup Servicer. Any Person (i) into which the Backup Servicer may be merged or consolidated, resulting from any merger or consolidation to which the Backup Servicer shall be a party, (ii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iii) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute and deliver to each of the Servicer and the Controlling Party an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of


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any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding. The Backup Servicer or its successor hereunder shall provide the Servicer, the Trustee, the Noteholders and the Insurer with prompt notice of any such transaction. Nothing contained in this Section shall be deemed to release the Backup Servicer from any obligation under this Agreement.

         SECTION 4.02 Backup Servicer Not to Resign.

                  (a) The Backup Servicer shall not resign from the obligations and duties imposed on it by this Agreement except (i) upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Backup Servicer and the Insurer does not elect to waive the obligations of the Backup Servicer to perform the duties which render it legally unable to act or to delegate those duties to another Person or (ii) with the prior written consent of the Controlling Party in its sole discretion.

                  (b) Any such determination permitting the resignation of the Backup Servicer pursuant to clause (i) of subparagraph (a) above shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Trustee or Trust Collateral Agent, as applicable, and the Controlling Party. No resignation of the Backup Servicer under this Agreement shall become effective until an entity acceptable to the Controlling Party shall have assumed the responsibilities and obligations of the Backup Servicer hereunder; provided, however, that in the event a successor backup servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation and has provided an Opinion of Counsel, if so required hereunder, the Backup Servicer may petition a court for the appointment of a successor.

         SECTION 4.03 Termination.

                  (a) The Controlling Party may elect to remove the Backup Servicer upon the occurrence of any of the following conditions:

                  (i) The termination of the Sale and Servicing Agreement;

                  (ii) The Controlling Party terminates the Backup Servicer as Backup Servicer hereunder, which termination may be effected either immediately with cause or upon 60 days notice to the Backup Servicer and the Trustee without cause;

                  (iii) The entry with respect to the Backup Servicer of a decree or order for relief by a court or agency or supervisory authority having jurisdiction under any present or future federal or state bankruptcy, insolvency or similar law;


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                  (iv) A conservator, receiver or liquidator is appointed with respect to the Backup Servicer in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings; or

                  (v) The Backup Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

                  (b) The Backup Servicer will be allowed to terminate its obligations under this Agreement if it does not receive any payment required to be made under the terms of this Agreement, which failure continues unremedied for a period of 30 Business Days after written notice of such failure shall have been given to the Trustee, the Insurer, the Noteholders and the Servicer and which notice shall state the intent of the Backup Servicer to terminate its obligations hereunder in the event of non-payment after 30 Business Days.

         SECTION 4.04 Effect of Removal.(a) (a) Upon removal of LSE as Backup Servicer hereunder, prior to the transfer of servicing to the S&SA Backup Servicer, it is expressly agreed that the parties are under no obligation to enter into an agreement whereby LSE will become successor Servicer under the Sale and Servicing Agreement.

                  (b) Notwithstanding anything to the contrary herein, in the event that: (i) the Backup Servicer either resigns or is terminated, pursuant to Sections 4.02 or 4.03 hereof respectively, and (ii) the Servicer shall have either previously or concurrently be terminated, then the Backup Servicer, in the event of its resignation, or the Controlling Party, in the event of the termination of the Backup Servicer by the Controlling Party, shall notify the S&SA Backup Servicer at least four weeks prior to the date of such resignation or termination, as applicable. In the event that such notice shall not be delivered by the Backup Servicer or Controlling Party, as applicable, to the S&SA Backup Servicer with such four week advance notice, then such resignation or termination shall not become effective until such four week period has elapsed.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF BACKUP SERVICER

         SECTION 5.01 Insurance Coverage. The Backup Servicer shall at all times maintain an errors and omissions insurance policy providing coverage in an amount of not less than $1,000,000 and a fidelity bond in an amount of not less than $100,000, in such form as is customary for loan servicers acting in respect of consumer loans on behalf of institutional investors therein.

         SECTION 5.02 Representations and Warranties of the Backup Servicer. The Backup Servicer hereby represents, warrants and covenants to the Insurer, the Trustee and the Servicer that as of the date of this Agreement or as of such date specifically provided herein;

                  (a) The Backup Servicer is a limited partnership duly organized and validly existing under the laws of the State of Texas;

                  (b) All necessary partnership, regulatory or other similar action has been taken to authorize and empower the Backup Servicer and the officers or representatives acting on the Backup Servicer's behalf, and the Backup Servicer has full power and authority, and the legal right, to execute, deliver and perform this Agreement;

                  (c) This Agreement has been duly authorized, executed and delivered by the Backup Servicer and the performance and compliance with the terms of this Agreement will not conflict with, result in any breach of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under the Backup Servicer's partnership agreement any material contract, indenture, lease, credit agreement or any other agreement or instrument to which the Backup Servicer is a party or which may be applicable to the Backup Servicer or any of its assets and will not result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than the Agreement);

                  (d) This Agreement shall constitute a legal, valid, and binding obligation of the Backup Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law;

                  (e) The Backup Servicer is duly licensed and qualified to transact business and is in good standing under the laws of each state in which such qualification is required to perform the functions specified herein and this Agreement constitutes a valid, legal and binding obligation of the Backup Servicer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity;

                  (f) The Backup Servicer is not in violation of, and the execution, delivery and performance of this Agreement by the Backup Servicer will not constitute a violation with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation might have consequences that would materially and adversely affect the condition (financial or other) of operations of the Backup Servicer or its properties or might have consequences that would affect the performance of its duties hereunder;

                  (g) No proceeding of any kind, including but not limited to litigation, arbitration, judicial or administrative, is pending or threatened against or contemplated by the Backup Servicer (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or
(C) seeking any determination or ruling that would under any circumstances have an adverse effect on the execution, delivery, performance or enforceability of this Agreement;

                  (h) No information, certificate of an officer, statement furnished in writing or report delivered to Servicer, Trustee or the Insurer, or if applicable any escrow agent, by the Backup Servicer will, to the knowledge of the Backup Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading; and

                  (i) All approvals, authorizations, consents, orders or other actions of any Person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery of this Agreement by the Backup Servicer have been or will be taken or obtained on or prior to the date hereof.

         SECTION 5.03 Representations and Warranties of the Servicer. The Servicer hereby represents, warrants and covenants to the Backup Servicer and the Insurer that as of the date of this Agreement or as of such date specifically provided herein:

                  (a) The Servicer is a corporation duly organized and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are owned and such business is presently conducted;

                  (b) The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action;

                  (c) This Agreement shall constitute a legal, valid, and binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law;

                  (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms thereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Servicer, or to the best knowledge of the Servicer, after reasonable investigation, any indenture, agreement, or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than the Agreement); nor violate any law or, to the best knowledge of the Servicer, any order, rule, or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties; and

                  (e) Except with respect to the pending shareholder class action complaints against the Servicer or any amendments thereto, there are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties (a) asserting the invalidity of this Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (c) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement.

         SECTION 5.04 Survival of Representations and Warranties. The representations and warranties set forth in this Article V are continuous and shall survive the date of this Agreement. Upon discovery by the Insurer, the Trustee, the Servicer or the Backup Servicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.01 Waivers. The provisions of this Agreement may only be waived by written consent of the party making the waiver. The failure of any party at any time to require performance by another party of any provision of this Agreement shall in no way affect that party's right to enforce such provision, nor shall the waiver by any party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision or any other provision.

         SECTION 6.02 Effect of Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the parties to the Sale and Servicing Agreement under the Sale and Servicing Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Sale and Servicing Agreement, all of which are hereby ratified and affirmed in all respects by the parties hereto and shall continue in full force and effect.

         SECTION 6.03 Effectiveness of Agreement. This Agreement shall become effective as of the date first above written when counterparts hereof executed and delivered on behalf of each party hereto shall have been received by the Insurer.

         SECTION 6.04 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered personally or mailed by first-class registered or certified mail, postage prepaid, or by telephonic facsimile transmission and overnight delivery service, postage prepaid, in any case addressed as follows:

To the Backup Servicer:      Loan Servicing Enterprise
                             9330 LBJ Freeway, Suite 500
                             Dallas, Texas  75343-3429
                             Attn:  John Kilgore
                             TEL:  (972) 238-1898
                             FAX: (972) 783-3532

To Insurer:                  Financial Security Assurance Inc.
                             350 Park Avenue
                             New York, New York  10022
                             Attn: Errol Uhr
                             TEL:     (212) 826-0100
                             FAX:  (212) 339-3518

To Servicer:                 National Auto Finance Company, Inc.
                             10302 Deerwood Park Blvd., Suite 100
                             Jacksonville, Florida  32256
                             Attn:  Keith B. Stein
                             TEL: (904) 996-2548
                             FAX: (904) 996-2557

To Trustee:                  Harris Trust and Savings Bank
                             311 West Monroe Street, 12th Floor
                             Chicago, Illinois  60606
                             Attn:  Indenture Trust Administration
                             TEL: (312) 461-4662
                             FAX: (312) 461-3525

Such notice, request, consent or other communication shall be deemed given when so delivered, or if mailed five days after deposit as aforesaid with the U. S. Postal Service.

         SECTION 6.05 Rights Cumulative. All rights and remedies under this Agreement are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

         SECTION 6.06 Captions. The article, paragraph and other headings contained in this Agreement are for reference purposes only, and shall not limit or otherwise affect the meaning hereof.

         SECTION 6.07 Legal Holidays. In the case where the date on which any action required to be taken, document required to be delivered or payment required to be made is not a Business Day in New York, New York, Dallas, Texas, Chicago, Illinois or Jacksonville, Florida such action, delivery or payment need not be made on that date, but may be made on the next succeeding Business Day.

         SECTION 6.08 Relationship of the Parties. The relationship of the parties to this Agreement is that of independent contractors. Neither this Agreement nor any of the activities contemplated hereby shall be deemed to create any partnership, joint venture, agency or employer/employee relationship between the Backup Servicer, Insurer or Servicer.

         SECTION 6.09 Incorporation of Exhibits. This Agreement shall from time to time incorporate exhibits which shall be part of this Agreement. All exhibits attached to this Agreement, at any time and from time to time, and signed by the parties are hereby incorporated in this Agreement by reference for all purposes.

         SECTION 6.10 Integration. This Agreement, with its exhibits, constitutes the sole agreement between the parties concerning the subject matter hereof. All previous agreements between these parties concerning the subject matter hereof, whether oral or written, have been integrated into this Agreement.

         SECTION 6.11 Counterparts; Signatures. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument. Signatures to this Agreement obtained via facsimile shall be valid.

         SECTION 6.12 Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.

         SECTION 6.13 Amendments. This Agreement may be amended from time to time by the parties hereto with the prior written consent of the Controlling Party and written notice to the Trustee and NAFI. Any such amendment shall become effective when counterparts thereof executed and delivered on behalf of each party thereto shall have been received by the Controlling Party and the Controlling Party shall have executed a written consent to such amendment.

         SECTION 6.14 Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by NAFI, including in its capacity as Servicer, or LSE, including in its capacity as Backup Servicer, without the prior written consent of the Controlling Party and written notice to the Trustee, except as contemplated by Section 4.01 hereof. Notwithstanding anything to the contrary contained herein, the assignment or other transfer of all or any portion of the Servicer or Backup Servicer's rights ("Rights") or obligations under this Agreement (including, without limitation, its right to receive all or any part of the Servicing Fee or the Backup Servicing Fee) shall only be permitted to be transferred to a single transferee and such prospective transferee must, as a condition to such assignment or other transfer acknowledge and agree that (i) it has neither acquired nor will it transfer the such Rights or cause such Rights to be marketed on or through an "established securities market" within the meaning of Section 7704(b)(1) of the Code, including, without limitation, an over-the-counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations, (ii) it either (A) is not, and will not become, a partnership, S corporation or grantor trust for U.S. federal income tax purposes, or (B) is such an entity, but none of the direct or indirect beneficial owners of any of the interests in such transferee have allowed or caused, or will allow or cause, fifty percent (50%) or more of the value of such interests to be attributable to such transferee's ownership of the Rights; and (iii) it understands that tax counsel to the Trust has provided an opinion substantially to the effect that the Trust will not be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and that the validity of such opinion is dependent in part on the accuracy of the representations in paragraphs (i) and (ii) above.

         SECTION 6.15 Limitations on Rights of Others; Third Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the parties hereto. Any right of the Controlling Party to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Controlling Party in its sole and absolute discretion. The Controlling Party may disclaim any of its rights and powers under this Agreement, including, without limitation, its rights under Section 6.17, upon delivery of a written notice to the Trustee or Trust Collateral Agent, as applicable. Nothing in this Agreement, whether express or implied, shall be construed to give any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or Trust Estate, as applicable, or under or in respect of this Agreement or any covenants, conditions or provisions contained herein; provided, however, that the Controlling Party is a third-party beneficiary of this Agreement and is entitled to the rights and benefits granted to it hereunder.

         SECTION 6.16 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provision hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render enforceable such provision in any other jurisdiction.

         SECTION 6.17 Insurer as Controlling Party. The parties hereby acknowledge that the Insurer shall have certain rights and powers hereunder as partial consideration for the issuance of the Policies. The parties hereto hereby further acknowledge that the Insurer is the Controlling Party under Sale and the Servicing Agreement as of the date hereof. If an Insurer Event of Default shall have occurred and be continuing, then the Controlling Class shall be the Controlling Party. The Insurer may give or withhold any consent required hereunder in its sole and absolute discretion.

         SECTION 6.18 Submission to Jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND HEREBY (A) IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT AND (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. NOTHING IN THIS SECTION 6.18 SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OR ALL OF THE OTHER PARTIES HERETO OR ANY OF THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

         SECTION 6.19 Waiver of Jury Trial. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF ANY OF THE PARTIES HERETO OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

         SECTION 6.20 Backup Servicer Fees and Expenses. In the event that the Backup Servicer is entitled to payment of any fee or expense hereunder from the Servicer or under the Sale and Servicing Agreement or Transaction Document, the Insurer agrees, upon written notice, to pay any such amount which has not been paid within 30 Business Days of accrual of such fee or expense; provided, that if prior consent of the Insurer is required before the Backup Servicer incurs such expenses, such consent has been obtained.

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                              CSC LOGIC/MSA LLP d/b/a LOAN
                              SERVICING ENTERPRISE, as Backup Servicer

                              By:   /s/ JOHN F. KILGORE
                                  ----------------------------------------------
                              Name:     John F. Kilgore
                                    --------------------------------------------
                              Title:    Executive Director
                                     -------------------------------------------


                              NATIONAL AUTO FINANCE
                              COMPANY, INC., as Servicer

                              By:   /s/ STEPHEN R. VETH
                                  ----------------------------------------------
                              Name:     Stephen R. Veth
                                    --------------------------------------------
                              Title:    Vice President, Secretary and
                                        General Counsel
                                     -------------------------------------------


                              FINANCIAL SECURITY ASSURANCE
                              INC., as to its obligations under Section 6.20 only

                              By:   /s/ AUTHORIZED SIGNATURE
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                     -------------------------------------------

ACKNOWLEDGED AND ACCEPTED:

FINANCIAL SECURITY ASSURANCE INC.,
as Insurer


By:   /s/ AUTHORIZED SIGNATURE
    ----------------------------------------------
Name:
      --------------------------------------------
Title:
       -------------------------------------------

ACKNOWLEDGED WITH RESPECT
TO SECTION 4.04

Harris Trust and Savings Bank,
as Backup Servicer under the
Sale and Servicing Agreement



By:   /s/ KEITH RICHARDSON
    ----------------------------------------------
Name:     Keith Richardson
      --------------------------------------------
Title:    Assistant Vice President
       -------------------------------------------

                                    EXHIBIT A
                             BACKUP SERVICING DUTIES


         I.   ONE TIME, UP FRONT DUTIES:

              A.  GENERAL SETUP

                  Obtain Contact List of Personnel
                  Set up Bank Control Record
                  Input Class Codes
                  Set up Record Control Record
                  Establish Customer Service P.O. Box
                  Establish Customer Service 800 #
                  Establish Custodial Bank Accounts
                  Set up Lockbox P.O. Box
                  Set up/Format Welcome Letter
                  Set up/Format Billing Statements
                  Set up Client ID
                  Obtain Prior Servicing and Credit Agreements
                  Obtain Month End Servicer Reports
                  Obtain Trial Balance and List of Receivables
                  Obtain Copies of VSI/Default Insurance Policies

              B.  DATA COLLECTION

                  o        OBTAIN DATA FILES (necessary data listed below)
                           Loan File
                           Name & Address File and Telephone Number
                           Collection Notes
                           Transaction History

                           OBTAIN REPORTS (in order to balance to Data Files) Trial Balance (derived from BNI System)
                           Suspense Account
                           Insurance Tracking Status (when available)
                           Past Due Summary with Detail
                           Aged Delinquency Summary
                           Servicer Report
                           Repossession Report
                           Inventory Report

              C. DATA MAPPING: RECEIVE TEST FILES AND REPORTS ("0 balance" loans will not be loaded, and Collection Notes and Transaction History will be stored in an electronic file but will not be mapped to the system)

                  PRELIMINARY MAPPING
                  Loan File
                  Name & Address File

                  INSTALLMENT LOAN (IL) DATA ANALYSIS (testing validity of data)

                  Loan File
                  Name & Address File

                  DEVELOPMENT OF CONVERSION PROGRAM
                  INSTALLMENT LOAN SYSTEM
                           Loan File
                           Name & Address File

                  SYSTEM TESTING (LSE will take output from Conversion Program and load to Test System)

                  IL SYSTEM
                           Loan File
                           Name & Address File

                  PERFORM LOAN VALIDATION SYSTEM BALANCING TO REPORTS, PERFORM TESTING REASONABLENESS
                           Loan File
                           Name & Address File

         II.  MONTHLY SERVICES:

                  o RECEIVE AND STORE MONTHLY FILES AND REPORTS FROM SERVICER FILES (stored on LSE system and reviewed to ensure completeness on face)
                           Loan File
                           Name & Address File

                  o RECEIVE AND STORE MONTHLY SERVICER REPORT FROM SERVICER Upon receipt of the Monthly Data File and Monthly Servicer Report, LSE shall compare the two and will: (i) verify the aggregate Outstanding Balance of Receivables at the beginning of the related Collection Period; (ii) verify the number and principal balance of delinquent Receivables at the close of the related Collection Period; and (iii) verify the aggregate Outstanding Balance of Receivables at the close of the related Collection period.

                  o RECEIVE, STORE AND REVIEW MONTHLY REPOSSESSION REPORT AND INVENTORY REPORT
                           Monthly Repossession Reports and Inventory Report in order to monitor location and quantity of vehicles in repossession and liquidation.

         III. ADDITIONAL MONTHLY SERVICES:

                  o        RECEIPT, STORAGE AND VERIFICATION OF THE FOLLOWING
                           REPORTS:
                           Trial Balance
                           Suspense Account
                           Insurance Tracking Status
                           Aged Delinquency Summary
                           Month-End Investor Report Validation
                           Repossession Report
                           Inventory Report

                  o        FULL CONVERSION OF LATEST DATA FILE RECEIVED
                           On a monthly basis, Backup Servicer will load the latest Files received from Servicer onto the LSE system and will run a conversion program, test system and verify reports.

                  o        VERIFICATION OF REPORTS
                           Backup Servicer will produce its own reports from the conversion and will compare the information on the reports received from Servicer.

         The above duties may be performed on a more or less frequent basis, provided that Backup Servicer has received prior written notification from the Controlling Party requesting such change and that any associated fees (to be charged to Servicer) have been mutually agreed upon.